EXHIBIT 23.2

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Registration Statement Nos. 333-61864 and 333-75201 of Cost-U-Less, Inc. and subsidiaries on Form S-8 of our report dated March 13, 2003 (April 10, 2003 as to Note 4), appearing in the Annual Report on Form 10-K of Cost-U-Less, Inc. and subsidiaries for the year ended December 28, 2003.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
March 23, 2004